Exhibit 99

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Senior Vice President, Human Resources
	336-881-5630		336-889-5161

CULP ANNOUNCES RESULTS FOR THIRD QUARTER FISCAL 2021

Strong Results Demonstrate Continued Consumer Focus on the Home Environment and

Benefits from Market Share Gains and Product Innovation

HIGH POINT, N.C. (March 3, 2021) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today reported financial and operating results from continuing operations for the third quarter ended January 31, 2021.

Fiscal 2021 Third Quarter Financial Summary(1)

▪

Net sales were $79.3 million, up 15.8 percent over the prior-year period, with mattress fabrics sales up 15.1 percent and upholstery fabrics sales up 16.4 percent compared with the third quarter of last year.

▪

Pre-tax income from continuing operations was $3.1 million, which included $1.0 million in other expense relating mostly to foreign exchange rate fluctuations associated with our operations located in China, compared with pre-tax income from continuing operations of $2.7 million for the prior-year period, which included $282,000 in other expense.

▪

Net income from continuing operations was $2.1 million, or $0.17 per diluted share, compared with net income from continuing operations of $1.0 million, or $0.08 per diluted share, for the prior-year period.

▪

The company’s financial position reflected total cash and investments of $51.8 million and no outstanding borrowings as of January 31, 2021.  This compares with a net cash position of $38.7 million as of the end of the fourth quarter of fiscal 2020.  (See summary of cash and investments table on page 9.)

▪

Cash flow from operations and free cash flow for the first nine months of fiscal 2021 were $21.7 million and $17.1 million, respectively, compared with negative cash flow from operations and negative free cash flow of $519,000 and $4.7 million, respectively, for the prior-year period.  (See reconciliation table on page 11.)

▪

The company announced a quarterly cash dividend of $0.11 per share, payable in April.  At an annual indicated dividend of $0.44 per share, the yield is 2.56 percent, based upon yesterday’s closing stock price of $17.18 per share.

▪

The company’s Board of Directors has reinstated the company’s share repurchase program, which was previously suspended in April 2020 due to uncertainty surrounding the COVID-19 pandemic.  There is $5.0 million available under the share repurchase program authorized by the Board in March 2020.

(1)

During the fourth quarter of fiscal 2020, the company sold its majority ownership interest in eLuxury, LLC, resulting in the elimination of its home accessories segment.  Accordingly, the financial results for this segment are excluded from the reported financial performance of the company’s continuing operations and are presented as a discontinued operation in the company’s consolidated financial statements.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

Financial Outlook

▪

Although subject to uncertainties related to the COVID-19 pandemic and potential disruption in customers’ supply chains, the company is encouraged by the execution of its product-driven strategy and continued strength in demand for home furnishing products, as well as its opportunities for market share growth.  The company expects sales and operating income from continuing operations for the fourth quarter of fiscal 2021 to be dramatically improved compared to the prior-year period.  The fourth quarter of last year was materially affected by global shutdowns relating to the COVID-19 pandemic.

▪

The company’s net sales for the fourth quarter of fiscal 2021 are expected to be up approximately 40 percent compared to the prior-year period, with the increase in mattress fabrics sales expected to be moderately higher than this percentage and the increase in upholstery fabrics sales expected to be moderately lower than this percentage.

▪

Notably, operating performance for the upholstery fabrics segment is being affected by the timing of holiday shutdowns for the Chinese New Year holiday, which falls entirely in company’s fourth quarter.  Recognizing this impact, consolidated operating income is expected to be in the range of $1.2 million to $1.7 million for the fourth quarter of fiscal 2021.  This compares to an $18.0 million operating loss from continuing operations for the fourth quarter of fiscal 2020, which included $13.7 million in asset impairment charges.  Excluding these charges, adjusted operating loss from continuing operations for the fourth quarter of fiscal 2020 was $4.3 million. (See reconciliation table on page 16.)

▪	Due to the continued economic impact of the COVID-19 pandemic and the lack of visibility as to its duration, the company is not committing to provide this level of forward-looking guidance regularly.

Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “We are energized by our financial performance for the third quarter of fiscal 2021.  These results reflect strong growth in sales and operating performance compared to the prior-year period, as well as exceptional execution of our product-driven strategy and the continued resilience of our robust global platform.  These results would not have been possible without the hard work and perseverance of our dedicated team of associates around the world.  Their determination and diligence, including strict adherence to safety protocols to help minimize the spread of COVID-19, have enabled us to continue operating our business with minimal disruption while meeting the rapidly changing needs of our customers.  We are tremendously grateful for their tireless efforts and unwavering commitment to operational excellence during this unprecedented time.

“We are encouraged by the performance of both our mattress fabrics and upholstery fabrics segments during the quarter.  Our growth in both segments was driven by a combination of strong demand for our products and the benefits of market share gains and product innovation.  As consumers have remained focused on the home environment, our diversified manufacturing and sourcing capabilities, along with our stable supply chain, have allowed us to effectively service the increased demand from both new and existing customers.

“In addition to our positive momentum in sales and operating performance, our cash flows and balance sheet also remained strong, and we ended the quarter with $51.8 million in total cash and investments, with no outstanding debt.  We are also pleased to announce that our Board of Directors has reinstated our share repurchase program, which was previously suspended in April of 2020 due to pandemic-related uncertainty.

“Looking ahead, we are optimistic about the ongoing strength of industry demand trends, and we believe our business will continue its solid performance during the fourth quarter of fiscal 2021 and extending into fiscal 2022.  We are also pleased with the recent fourth-quarter acquisition of the remaining fifty percent ownership interest in our Haiti sewn mattress cover platform, which has proven to be an ideal location for this growing business.  Although we expect further near-term pressures relating to foreign currency fluctuations in China, pandemic-related disruption in the travel and leisure industries, and our customers’ supply chain constraints for non-fabric components, we are confident in our ability to withstand these headwinds.  In the current demand environment, we expect to have additional opportunities to capture market share.  We believe we are well-positioned for growth and look forward to the opportunities ahead for our business,” added Culp.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

Segment Update

Mattress Fabrics Segment

Sales for this segment were $38.6 million for the third quarter, up 15.1 percent compared with sales of $33.5 million in the third quarter of fiscal 2020.

“We were very pleased by the strong growth in sales and operating performance for the mattress fabric segment during the third quarter, which is historically our most challenging quarter due to seasonality within the mattress industry and holiday shutdowns in certain of our locations,” said Sandy Brown, president of the company’s mattress fabrics division.  “Our significant increase in sales compared to the prior-year period, was driven by an ongoing consumer focus on the at-home experience and overall comfort.  We also benefitted from market share gains across a diversified group of new and existing customers, including further growth in our sewn mattress cover business and the success of our fabric-to-cover model.

“Our improved operating performance for the third quarter of fiscal 2021, as compared to the prior-year period, primarily reflects our solid increase in sales, offset somewhat by unfavorable China foreign exchange rate fluctuations for mattress covers and our customers’ supply chain constraints resulting from non-fabric components.

“The strength and flexibility of our global manufacturing and sourcing operations in the U.S., Canada, Haiti, Asia, and Turkey enabled us to support current demand and serve the needs of our mattress fabric and cover customers.  We also maintained our relentless focus on product innovation, creative designs, and dedicated customer attention.  In addition, we believe the domestic mattress industry and, in turn, our business, began to realize some benefits during the quarter from the preliminary antidumping duties imposed in October 2020 by the U.S. Department of Commerce on mattress imports from seven countries. We are cautiously optimistic that this tailwind will continue during the fourth quarter of fiscal 2021 and beyond.

“We are also excited about our recent strategic investment to acquire the remaining fifty percent ownership interest in our sewn mattress cover joint venture in Haiti, which was completed at the beginning of the fiscal 2021 fourth quarter.  By gaining full ownership of the Haiti platform, we have increased our flexibility and enhanced our capacity to meet growing customer demand, while also maintaining certain commitments to our previous joint venture partner through a supply agreement.

“Barring additional shutdowns or significant disruption in our customers’ supply chain for raw materials other than fabric, we believe we are well positioned to increase market share during the fourth quarter of fiscal 2021.  We have a compelling business model supported by innovative products, creative designs, dedicated service, and an efficient global platform,” added Brown.

Upholstery Fabrics Segment

Sales for this segment were $40.7 million for the third quarter, up 16.4 percent compared with sales of $35.0 million in the third quarter of fiscal 2020.

“We were especially encouraged by the better than expected growth in our upholstery fabric sales for the third quarter,” said Boyd Chumbley, president of the company’s upholstery fabrics division.  “This growth was driven by a significant increase in our residential business compared to the prior-year period, partially offset by lower sales for our hospitality business, which remained under pressure due to pandemic-related disruptions that continued to affect the travel and leisure industries.

“The increased demand in our residential upholstery fabrics business was fueled by strong consumer focus on the home.  We also benefitted from the success of our product innovation strategy, including the continued popularity of our LiveSmart® product portfolio, which has remained aligned with consumer preferences by focusing on cleanability, ease of maintenance, sustainability, and antimicrobial technology.

“Our residential business also continued to benefit from our robust platform in Asia, including our expanded cut and sew capabilities in Vietnam and our stable, long-term supplier relationships.  The strength and flexibility of this platform allowed us to respond quickly to meet increased demand from

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

our customers and grow our market share.  The backlog in our residential upholstery business remains historically strong, reflecting the favorable demand trends for this business.

“Our improved operating performance for the third quarter of fiscal 2021, as compared to the prior-year period, reflects the significant increase in sales for our residential business and lower SG&A costs due to cost containment, offset somewhat by unfavorable China foreign exchange rate fluctuations and sales mix.

“Looking ahead, we expect the strong performance in our residential upholstery business to continue, absent additional pandemic-related shutdowns or material disruption in our customers’ supply chain, and we are confident in our ability to meet this demand.  We are also cautiously optimistic that as vaccine rollouts continue, pent up demand for travel and leisure activities will ultimately benefit our hospitality business, although the timing of this return still remains uncertain,” added Chumbley.

Balance Sheet

“As the future impact of the COVID-19 pandemic is uncertain, maintaining a strong financial position continues to be one of the company’s top priorities,” added Ken Bowling, executive vice president and chief financial officer of Culp, Inc.  “As of January 31, 2021, we reported $51.8 million in total cash and investments and no outstanding borrowings, up from our $38.7 million net cash position as of the end of fiscal 2020.  For the first nine months of fiscal 2021, we incurred $4.3 million in capital expenditures and spent $3.9 million on regular quarterly dividends.  We also generated cash flow from operations of $21.7 million and free cash flow of $17.1 million for the first nine months of fiscal 2021, compared with negative cash flow from operations of $519,000 and negative free cash flow of $4.7 million for the prior-year period.  (See reconciliation table on page 11.)  This year-over-year improvement reflects higher earnings and a focused attention on working capital management during the first nine months of the year.  While we are very pleased with our fortified balance sheet going into the fourth quarter of fiscal 2021, it is important to note that our cash position will be affected by our strategic investments in working capital and planned capital expenditures during this period.”

Dividends and Share Repurchases

The company announced that its Board of Directors has approved the payment of a quarterly cash dividend of 11 cents per share.  This compares with 10.5 cents per share paid for the same period last year, reflecting an increase of five percent.  At an annual indicated dividend of $0.44 per share, the yield is 2.56 percent, based upon yesterday’s closing stock price of $17.18 per share.  The next quarterly payment will be made on April 16, 2021, to shareholders of record as of April 9, 2021.

On March 2, 2021, the Board of Directors reinstated the company’s share repurchase plan, which was previously suspended in April 2020 due to economic uncertainty relating to the COVID-19 pandemic.  The company did not repurchase any shares during the third quarter of fiscal 2021, leaving the full $5.0 million available under the share repurchase program approved by the Board in March 2020.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the third quarter of fiscal 2021 on March 4, 2021, at 11:00 a.m. Eastern Time.   A live webcast of this call can be accessed on the investor relations section of the company’s website, www.culp.com.  A replay of the webcast will be available for 30 days on the investor relations section of the company’s website, beginning at 2:00 p.m. Eastern Time on March 4, 2021.

About the Company

      Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that the company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)

FOR THREE MONTHS ENDED JANUARY 31, 2021, AND FEBRUARY 2, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales
	January 31,	February 2,	% Over	January 31,	February 2,
	2021	2020	(Under)	2021	2020
Net sales	$79,341	68,518	15.8%	100.0%	100.0%
Cost of sales	(65,469)	(56,998)	14.9%	82.5%	83.2%
Gross profit from continuing operations	13,872	11,520	20.4%	17.5%	16.8%
Selling, general and administrative expenses	(9,835)	(8,831)	11.4%	12.4%	12.9%
Restructuring credit	—	35	(100.0)%	—	0.1%
Income from continuing operations	4,037	2,724	48.2%	5.1%	4.0%
Interest expense	—	—	0.0%	0.0%	0.0%
Interest income	90	258	(65.1)%	0.1%	0.4%
Other expense	(1,010)	(282)	258.2%	1.3%	0.4%
Income before income taxes from continuing operations	3,117	2,700	15.4%	3.9%	3.9%
Income tax expense (1)	(899)	(1,619)	(44.5)%	28.8%	60.0%
Loss from investment in unconsolidated joint venture	(136)	(56)	142.9%	(0.2)%	(0.1)%
Net income from continuing operations	2,082	1,025	103.1%	2.6%	1.5%
Loss before income taxes from discontinued operation (2) (4)	—	(7,824)	(100.0)%	—	(11.4)%
Income tax benefit (2) (3)	—	2,592	(100.0)%	—	33.1%
Net loss from discontinued operation (2)	—	(5,232)	(100.0)%	—	(7.6)%
Net income (loss)	$2,082	(4,207)	(149.5)%	2.6%	(6.1)%

Net income from continuing operations per share - basic	$0.17	$0.08	104.8%
Net income from continuing operations per share - diluted	$0.17	$0.08	104.0%
Net loss from discontinued operation per share - basic	$—	$(0.42)	(100.0)%
Net loss from discontinued operation per share - diluted	$—	$(0.42)	(100.0)%
Net income (loss) per share - basic	$0.17	$(0.34)	(149.9)%
Net income (loss) per share - diluted	$0.17	$(0.34)	(149.6)%
Average shares outstanding-basic	12,305	12,409	(0.8)%
Average shares outstanding-diluted	12,369	12,420	(0.4)%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes from continuing operations.

(2)	Effective March 31, 2020, we sold our entire ownership interest in eLuxury, LLC to its noncontrolling interest holder, resulting in the elimination of the home accessories segment at such time.

(3)	Percent of sales column for income tax benefit is calculated as a % of loss before income taxes from discontinued operation.

(4)

During the three-month period ending February 2, 2020, our discontinued operation incurred impairment charges totaling $13.6 million, of which $11.2 million and $2.4 million pertained to goodwill and tradename, respectively. Additionally, we recorded a $6.1 million reversal of a contingent earn-out obligation that partially offset the $13.6 million total impairment charge.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)

FOR NINE MONTHS ENDED JANUARY 31, 2021, AND FEBRUARY 2, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	NINE MONTHS ENDED
	Amount			Percent of Sales
	(5)	(5)
	January 31,	February 2,	% Over	January 31,	February 2,
	2021	2020	(Under)	2021	2020
Net sales	$220,656	208,787	5.7%	100.0%	100.0%
Cost of sales	(182,621)	(171,329)	6.6%	82.8%	82.1%
Gross profit from continuing operations	38,035	37,458	1.5%	17.2%	17.9%
Selling, general and administrative expenses	(27,597)	(27,097)	1.8%	12.5%	13.0%
Restructuring credit	-	70	(100.0)%	(0.0)%	0.0%
Income from continuing operations	10,438	10,431	0.1%	4.7%	5.0%
Interest expense	(51)	(21)	142.9%	0.0%	0.0%
Interest income	208	776	(73.2)%	0.1%	0.4%
Other expense	(2,057)	(476)	332.1%	0.9%	0.2%
Income before income taxes from continuing operations	8,538	10,710	(20.3)%	3.9%	5.1%
Income tax expense (1)	(6,836)	(5,590)	22.3%	80.1%	52.2%
Income (loss) from investment in unconsolidated joint venture	31	(59)	N.M.	0.0%	(0.0)%
Net income from continuing operations	1,733	5,061	(65.8)%	0.8%	2.4%
Loss before income taxes from discontinued operation (2) (4)	—	(8,886)	(100.0)%	0.0%	(4.3)%
Income tax benefit (2) (3)	—	2,984	(100.0)%	0.0%	33.6%
Net loss from discontinued operation (2)	—	(5,902)	(100.0)%	0.0%	(2.8)%
Net income (loss)	$1,733	(841)	N.M.	0.8%	(0.4)%

Net income from continuing operations per share - basic	$0.14	$0.41	(65.5)%
Net income from continuing operations per share - diluted	$0.14	$0.41	(65.4)%
Net loss from discontinued operation per share - basic	$—	$(0.48)	(100.0)%
Net loss from discontinued operation per share - diluted	$—	$(0.48)	(100.0)%
Net income (loss) per share - basic	$0.14	$(0.07)	(307.9)%
Net income (loss) per share - diluted	$0.14	$(0.07)	(307.8)%
Average shares outstanding-basic	12,297	12,405	(0.9)%
Average shares outstanding-diluted	12,299	12,421	(1.0)%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes from continuing operations.

(2)	Effective March 31, 2020, we sold our entire ownership interest in eLuxury, LLC to its noncontrolling interest holder, resulting in the elimination of the home accessories segment at such time.

(3)	Percent of sales column for income tax benefit is calculated as a % of loss before income taxes from discontinued operation.

(4)

During the three-month period ending February 2, 2020, our discontinued operation incurred impairment charges totaling $13.6 million, of which $11.2 million and $2.4 million pertained to goodwill and tradename, respectively. Additionally, we recorded a $6.1 million reversal of a contingent earn-out obligation that partially offset the $13.6 million total impairment charge.

(5)

See page 14 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the nine-month periods ending January 31, 2021, and February 2, 2020, which includes certain adjustments to income tax expense from continuing operations.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

CONSOLIDATED BALANCE SHEETS

JANUARY 31, 2021, FEBRUARY 2, 2020, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)			(Condensed)
	January 31,	February 2,	Increase (Decrease)		* May 3,
	2021	2020	Dollars	Percent	2020
Current assets
Cash and cash equivalents	$35,987	21,640	14,347	66.3%	69,790
Short-term investments - Held-To-Maturity	9,785	3,171	6,614	208.6%	4,271
Short-term investments - Available for Sale	5,548	7,580	(2,032)	(26.8)%	923
Accounts receivable	36,397	25,848	10,549	40.8%	25,093
Inventories	57,794	54,009	3,785	7.0%	47,907
Current income taxes receivable	—	776	(776)	(100.0)%	1,585
Current assets - Discontinued operation	—	4,738	(4,738)	(100.0)%	—
Other current assets	3,116	3,112	4	0.1%	2,116
Total current assets	148,627	120,874	27,753	23.0%	151,685
Property, plant & equipment, net	42,385	44,652	(2,267)	(5.1)%	43,147
Goodwill	—	13,569	(13,569)	(100.0)%	—
Intangible assets	3,098	3,617	(519)	(14.3)%	3,380
Long-term investments - Rabbi Trust	8,232	7,804	428	5.5%	7,834
Long-term investments - Held-To-Maturity	512	2,224	(1,712)	(77.0)%	2,076
Right of use asset	6,206	4,574	1,632	35.7%	3,903
Noncurrent income taxes receivable	—	733	(733)	(100.0)%	—
Deferred income taxes	640	920	(280)	(30.4)%	793
Investment in unconsolidated joint venture	1,723	1,668	55	3.3%	1,602
Long-term note receivable affiliated with discontinued operation	—	1,800	(1,800)	(100.0)%	—
Noncurrent assets - Discontinued operation	—	9,241	(9,241)	(100.0)%	—
Other assets	555	464	91	19.6%	664
Total assets	$211,978	212,140	(162)	(0.1)%	215,084
Current liabilities
Line of credit - China operations	$—	—	—	—	1,015
Paycheck Protection Program Loan	—	—	—	—	7,606
Accounts payable - trade	44,946	20,422	24,524	120.1%	23,002
Accounts payable - capital expenditures	240	175	65	37.1%	107
Operating lease liability - current	2,273	2,033	240	11.8%	1,805
Deferred revenue	228	398	(170)	(42.7)%	502
Accrued expenses	13,574	7,257	6,317	87.0%	5,687
Current liabilities - Discontinued operation	—	2,094	(2,094)	(100.0)%	—
Income taxes payable - current	1,129	455	674	148.1%	395
Total current liabilities	62,390	32,834	29,556	90.0%	40,119
Line of credit - U.S. operations	—	—	—	—	29,750
Accrued expenses - long-term	—	233	(233)	(100.0)%	167
Operating lease liability - long-term	4,179	2,384	1,795	75.3%	2,016
Income taxes payable - long-term	3,325	3,442	(117)	(3.4)%	3,796
Deferred income taxes	5,543	2,013	3,530	175.4%	1,818
Deferred compensation	8,179	7,637	542	7.1%	7,720
Noncurrent liabilities - Discontinued operation	—	3,501	(3,501)	(100.0)%	—
Total liabilities	83,616	52,044	31,572	60.7%	85,386
Shareholders' equity
Shareholders' equity attributable to Culp Inc.	128,362	159,843	(31,481)	(19.7)%	129,698
Non-controlling interest - Discontinued Operation	-	253	(253)	(100.0)%	—
	128,362	160,096	(31,734)	(19.8)%	129,698
Total liabilities and shareholders' equity	$211,978	212,140	(162)	(0.1)%	215,084
Shares outstanding	12,308	12,361	(53)	(0.4)%	12,285

* Derived from audited financial statements.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

SUMMARY OF CASH, INVESTMENTS, AND DEBT

JANUARY 31, 2021, FEBRUARY 2, 2020, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	Amounts
		(1)
	January 31,	February 2,	May 3,
	2021	2020	2020*
Cash and Investments
Cash and cash equivalents	$35,987	$21,872	$69,790
Short-term investments - Available for Sale	5,548	7,580	923
Short-term investments - Held-To-Maturity	9,785	3,171	4,271
Long-term investments - Held-To-Maturity	512	2,224	2,076
Total Cash and Investments	$51,832	$34,847	$77,060

Debt
Line of credit - China operations	$—	$—	$1,015
Paycheck Protection Program Loan	—	—	7,606
Line of credit - U.S. operations	—	—	29,750
Total debt	$—	$—	$38,371
Net Cash Position	$51,832	$34,847	$38,689

* Derived from audited financial statements.

Notes

(1)

As of February 2, 2020, cash and cash equivalents totaled $21.9 million, of which $21.6 million and $232,000 were classified as (i) cash and cash equivalents and (ii) within current assets – discontinued operation, respectively, in the accompanying Consolidated Balance Sheets.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JANUARY 31, 2021, AND FEBRUARY 2, 2020

Unaudited

(Amounts in Thousands)

	NINE MONTHS ENDED
	Amounts
	January 31,	February 2,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,733	$(841)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,203	5,880
Amortization	350	530
Stock-based compensation	766	831
Asset impairments	—	13,639
Reversal of contingent consideration associated with discontinued operation	—	(6,081)
Deferred income taxes	3,878	(1,626)
Gain on sale of property, plant, and equipment	—	(275)
Realized loss on sale of short-term investments available for sale	6	—
(Income) loss from investment in unconsolidated joint venture	(31)	59
Foreign currency exchange loss (gain)	1,554	(15)
Changes in assets and liabilities:
Accounts receivable	(10,951)	(2,885)
Inventories	(9,067)	(7,016)
Other current assets	(709)	(527)
Other assets	(57)	159
Accounts payable	19,615	(2,475)
Deferred revenue	(274)	(1)
Accrued expenses and deferred compensation	7,920	542
Accrued restructuring costs	—	(124)
Income taxes	1,715	(293)
Net cash provided by (used in) operating activities	21,651	(519)
Cash flows from investing activities:
Capital expenditures	(4,320)	(4,072)
Proceeds from the sale of equipment	12	672
Investment in unconsolidated joint venture	(90)	—
Proceeds from the sale of short-term investments (Held to Maturity)	3,450	5,000
Purchase of short-term and long-term investments (Held to Maturity)	(7,440)	(5,397)
Purchase of short-term investments (Available for Sale)	(5,036)	(7,532)
Proceeds from the sale of short-term investments (Available for Sale)	455	—
Proceeds from the sale of long-term investments (rabbi trust)	117	—
Purchase of long-term investments (rabbi trust)	(438)	(707)
Net cash used in investing activities	(13,290)	(12,036)
Cash flows from financing activities:
Payments associated with lines of credit	(30,772)	—
Payments associated with Paycheck Protection Program Loan	(7,606)	—
Proceeds from subordinated loan payable associated with the noncontrolling interest of discontinued operation	—	250
Cash paid for acquisition of business	—	(1,532)
Dividends paid	(3,937)	(3,786)
Common stock repurchased	—	(728)
Common stock surrendered for withholding taxes payable	(25)	(51)
Capital contribution associated with the noncontrolling interest of discontinued operation	—	360
Payments of debt issuance costs	(15)	—
Net cash used in financing activities	(42,355)	(5,487)
Effect of exchange rate changes on cash and cash equivalents	191	(94)
Decrease in cash and cash equivalents	(33,803)	(18,136)
Cash and cash equivalents at beginning of year	69,790	40,008
Cash and cash equivalents at end of period (1)	$35,987	$21,872
Free Cash Flow (2)	$17,123	$(4,720)

Notes

(1)

As of February 2, 2020, cash and cash equivalents totaled $21.9 million, of which $21.6 million and $232,000 were classified as (i) cash and cash equivalents and (ii) within current assets – discontinued operation, respectively, in the accompanying Consolidated Balance Sheets.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

(2)	Reconciliation of Free Cash Flow:

	FY 2021	FY 2020
A) Net cash provided by (used in) operating activities	$21,651	(519)
B) Minus: Capital Expenditures	(4,320)	(4,072)
C) Plus: Proceeds from the sale of equipment	12	672
D) Minus: Investment in unconsolidated joint venture	(90)	—
E) Plus: Proceeds from the sale of long-term investments (rabbi trust)	117	—
F) Minus: Purchase of long-term investments (rabbi trust)	(438)	(707)
G) Effects of exchange rate changes on cash and cash equivalents	191	(94)
Free Cash Flow	$17,123	(4,720)

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED JANUARY 31, 2021, AND FEBRUARY 2, 2020

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	January 31,	February 2,	% Over	January 31,	February 2,
Net Sales by Segment	2021	2020	(Under)	2021	2020
Mattress Fabrics	$38,600	33,531	15.1%	48.7%	48.9%
Upholstery Fabrics	40,741	34,987	16.4%	51.3%	51.1%
Net Sales	$79,341	68,518	15.8%	100.0%	100.0%

Gross Profit from Continuing Operations by Segment				Gross Profit Margin
Mattress Fabrics	$6,458	4,614	40.0%	16.7%	13.8%
Upholstery Fabrics	7,414	6,906	7.4%	18.2%	19.7%
Gross Profit from Continuing Operations	$13,872	11,520	20.4%	17.5%	16.8%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$3,161	2,836	11.5%	8.2%	8.5%
Upholstery Fabrics	3,551	3,876	(8.4)%	8.7%	11.1%
Unallocated Corporate expenses	3,123	2,119	47.4%	3.9%	3.1%
Selling, General and Administrative Expenses	$9,835	8,831	11.4%	12.4%	12.9%

Income from continuing operations by Segment				Operating Income Margin
Mattress Fabrics	$3,297	1,778	85.4%	8.5%	5.3%
Upholstery Fabrics	3,863	3,030	27.5%	9.5%	8.7%
Unallocated corporate expenses	(3,123)	(2,119)	47.4%	(3.9)%	(3.1)%
Subtotal	$4,037	2,689	50.1%	5.1%	3.9%
Restructuring credit	—	35	(100.0)%	0.0%	0.1%
Income from Continuing Operations	$4,037	2,724	48.2%	5.1%	4.0%

Depreciation Expense by Segment
Mattress Fabrics	$1,447	1,696	(14.7)%
Upholstery Fabrics	218	195	11.8%
Discontinued Operation	-	96	(100.0)%
Depreciation Expense	$1,665	1,987	(16.2)%

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE NINE MONTHS ENDED JANUARY 31, 2021, AND FEBRUARY 2, 2020

Unaudited

(Amounts in Thousands)

	NINE MONTHS ENDED
	Amounts			Percent of Total Sales
	January 31,	February 2,	% Over	January 31,	February 2,
Net Sales by Segment	2021	2020	(Under)	2021	2020
Mattress Fabrics	$114,733	108,057	6.2%	52.0%	51.8%
Upholstery Fabrics	105,923	100,730	5.2%	48.0%	48.2%
Net Sales	$220,656	208,787	5.7%	100.0%	100.0%

Gross Profit from Continuing Operations by Segment				Gross Profit Margin
Mattress Fabrics	$18,650	16,553	12.7%	16.3%	15.3%
Upholstery Fabrics	19,385	20,905	(7.3)%	18.3%	20.8%
Gross Profit from Continuing Operations	$38,035	37,458	1.5%	17.2%	17.9%

Selling, General, and Administrative Expenses by Segment				Percent of Total Sales
Mattress Fabrics	$9,125	8,860	3.0%	8.0%	8.2%
Upholstery Fabrics	10,122	11,528	(12.2)%	9.6%	11.4%
Unallocated Corporate expenses	8,350	6,709	24.5%	3.8%	3.2%
Selling, General, and Administrative Expenses	$27,597	$27,097	1.8%	12.5%	13.0%

Income from Continuing Operations by Segment				Operating Income Margin
Mattress Fabrics	$9,525	7,692	23.8%	8.3%	7.1%
Upholstery Fabrics	9,263	9,378	(1.2)%	8.7%	9.3%
Unallocated corporate expenses	(8,350)	(6,709)	24.5%	(3.8)%	(3.2)%
Subtotal	$10,438	10,361	0.7%	4.7%	5.0%
Restructuring credit	—	70	(100.0)%	0.0%	0.0%
Income from continuing operations	$10,438	10,431	0.1%	4.7%	5.0%

Depreciation Expense by Segment
Mattress Fabrics	$4,579	5,017	(8.7)%
Upholstery Fabrics	624	577	8.1%
Discontinued Operation	—	286	(100.0)%
Depreciation Expense	$5,203	5,880	(11.5)%

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE NINE MONTHS ENDED JANUARY 31, 2021, AND FEBRUARY 2, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	As Reported		January 31, 2021	As Reported		February 2, 2020
	January 31,		Adjusted	February 2,		Adjusted
	2021	Adjustments	Results	2020	Adjustments	Results
Income before income taxes from continuing operations	$8,538	—	8,538	$10,710	—	10,710
Income tax expense (1) (2)	(6,836)	4,110	(2,726)	(5,590)	1,524	(4,066)
Income (loss) from investment in unconsolidated joint venture	31	—	31	(59)	—	(59)
Net income from continuing operations	$1,733	4,110	5,843	$5,061	1,524	6,585
Net income from continuing operations per share - basic	$0.14		$0.48	$0.41		$0.53
Net income from continuing operations per share - diluted	$0.14		$0.48	$0.41		$0.53
Average shares outstanding-basic	12,297		12,297	12,405		12,405
Average shares outstanding-diluted	12,299		12,299	12,421		12,421

Notes

(1)

The $4.1 million adjustment represents a $7.6 million non-cash income tax charge to record a full valuation allowance against the company’s U.S. net deferred income tax assets, partially offset by a $3.5 million non-cash income tax benefit resulting from the re-establishment of certain U.S. Federal net operating loss carryforwards in connection with U.S. Treasury regulations enacted during our first quarter regarding Global Intangible Low Taxed Income (“GILTI”) tax provisions of the Tax Cuts and Jobs Act of 2017.

(2)	The $1.5 million adjustment represents our estimated GILTI tax incurred through our third quarter of fiscal 2020.

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED JANUARY 31, 2021, AND FEBRUARY 2, 2020

Unaudited

(Amounts in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	May 3,	August 2,	November 1,	January 31,	January 31,
	2020	2020	2020	2021	2021
Net (loss) income	$(27,825)	$(2,733)	$2,384	$2,082	$(26,092)
Loss before income taxes from discontinued operation	8,698	-	-	-	8,698
Income tax expense from continuing operations	704	4,324	1,613	899	7,540
Interest income, net	(37)	(7)	(59)	(90)	(193)
Asset impairments from continuing operations	13,712	—	—	—	13,712
Depreciation expense - continuing operations	1,882	1,822	1,716	1,665	7,085
Amortization expense - continuing operations	117	118	117	115	467
Stock based compensation	(199)	126	348	292	567
Adjusted EBITDA	$(2,948)	$3,650	$6,119	$4,963	$11,784
% Net Sales	(6.2)%	5.7%	8.0%	6.3%	4.4%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	April 28,	August 4,	November 3,	February 2,	February 2,
	2019	2019	2019	2020	2020
Net (loss) income	$(1,511)	$1,174	$2,192	$(4,207)	$(2,352)
Loss before income taxes from discontinued operation	477	621	441	7,824	9,363
Income tax expense from continuing operations	3,091	1,692	2,279	1,619	8,681
Interest income, net	(221)	(260)	(237)	(258)	(976)
Restructuring credit	—	(35)	—	(35)	(70)
Other non-recurring charges	500	—	—	—	500
Depreciation expense - continuing operations	1,933	1,810	1,893	1,891	7,527
Amortization expense - continuing operations	113	101	102	102	418
Stock based compensation	(243)	154	313	364	588
Adjusted EBITDA	$4,139	$5,257	$6,983	$7,300	$23,679

% Net Sales	6.2%	7.4%	10.0%	10.7%	8.6%

% Over (Under)	(171.2)%	(30.6)%	(12.4)%	(32.0)%	(50.2)%

CULP Announces Results for Third Quarter Fiscal 2021

March 3, 2021

CULP, INC.

Reconciliation of Selected Income Statement Information to Adjusted Results

For Three Months Ended May 3, 2020

Unaudited

(Amounts in Thousands)

	As Reported		May 3, 2020
	May 3,		Adjusted
(Amounts in Thousands)	2020	Adjustments	Results
Gross profit from continuing operations	$3,045	$—	$3,045
Selling, general, and administrative expenses	(7,327)	—	(7,327)
Asset impairments (1)	(13,712)	13,712	-
Loss from continuing operations	(17,994)	13,712	(4,282)

(1)

During the three-month period ending May 3, 2020, we incurred asset impairment charges totaling $13.7 million that pertained to goodwill and certain intangible assets. Of this $13.7 million, $11.5 million and $2.2 million were associated with the mattress fabrics segment and upholstery fabrics segment, respectively.

-END-